EXHIBIT 10.36
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THEGLOBE.COM

THEGLOBE.COM, INC. AND CDKNET,LLC
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This non-binding Term Sheet constitutes a statement of intentions only and shall not be deemed to be legally binding by either party. The terms outlined below represent the proposed terms of the relationship and would serve as the basis for developing a formal agreement. The parties agree and acknowledge that neither party shall be bound to the other until the parties enter into a definitive agreement.

1.       GENERAL DESCIPTION
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HappyPuppy.com ("HP") will work with CDKnet (http://www.CDKnet.com/), referred to throughout this term sheet as "CDK", to develop a Web site enabling HP users to create a HP custom CDs containing game demos.

2.       TGLO OBLIGATIONS
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TGLO would:

     a) Incorporate a CDK link on the HP site, specifically within the download area for PC games. This link would take users to a co-branded order pages (hosted by CDK) where HP users would be able to order a custom CD burned with no less than 600MB of demo content capacity (can be less at users option).

     b) Work in good faith with CDK to mutually agree on the look and feel for the co-branded CDK pages that will be displayed to users of CDK who originate from HP.

     c)  Provide the source files (or download links) for all game demos.

     d) Work with CDK to facilitate the distribution of HP Vflash Messenger technology on the customized CDs.

     e) Control and sell all advertising inventory available on the CDs and co-branded pages. Work with CDKnet to determine appropriate ad units on the CDs.

3.       CDK OBLIGATIONS
         ---------------

CDK would:

     f) Develop, maintain, host and serve a HP-branded CDK program, including HP-branded CDs, CDK development (CDs to be PC-compatible).

     g) Work in good faith with TGLO to mutually agree on the look and feel for the co-branded CDK pages that will be displayed to users of CDK who originate from HP.

     h) Be responsible for all consumer-related concerns regarding the fulfillment of CDs.

     i) Allocate space on the custom CD (not less than 10MB) to allow for the inclusion of promotional demos, other forms of advertising, and the HP Vflash Messenger.
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     j)  Provide users with demo CDs at no cost for the demos themselves, although CDK can charge for shipping and handling.

     k) Not launch similar partnerships with HP competitors until three months after the launch of the HP custom CD program (launch date to be no later than August 15, 2000 assuming no delay on the part of CDKnet).


4.       FINANCIAL STRUCTURE
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     a)  In return for the placement of the link on the HP pages, CDK would pay
         HP a total fee of $120,000; payable $10,000 per month on first day of launch, and $10,000 on the next eleven monthly anniversaries of the date of launch.

     b) HP and CDK would share the revenue derived from advertising and other forms of promotions on the CDK CDs, and co-branded pages 50/50, after deduction of 20% seller's commission by the selling party.

     c) For the first ninety days from launch, HP would sell and have sole control of all the advertising displayed on the co-branded pages and the custom CDs.

     d) HP would share 50/50 with CDK on all sales commissions (e.g., 20% affiliate commissions) for sales of games by Chips & Bits attributable to the custom CDs.


5.       TERM AND TERMINATION
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The term of the proposed Agreement would be one (1) year from the implementation date of the proposed Agreement. Either party may terminate upon a material breach which is not cured within 30 days of receipt of written notice. Both parties shall make commercially reasonable efforts to execute the proposed agreement by June 30, 2000. If an extension or renewal is desirable to both parties, such extension or renewal will be negotiated in good faith by both parties sixty (60) days prior to the termination of the Agreement.



ACCEPTED:

/s/ Ira Silberstein                               /s/ Israel J. Hersh
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theglobe.com, Inc.                                ValueFlash.com


Name:    Ira Silberstein                          Name:    Israel J. Hersh
Title:   Director, Business Development           Title:   President
Date:    6/24/00                                  Date:    6/26/00